EXHIBIT 99.1

Intelligent Systems Announces Second Quarter and Year-To-Date 2017 Results

NORCROSS, Ga., Aug. 10, 2017 (GLOBE NEWSWIRE) -- Intelligent Systems Corporation [NYSE American:INS] announced today its financial results for the three and six month periods ended June 30, 2017.

Revenue was $3,136,000 and $4,888,000 in the three and six month periods of 2017, respectively, representing growth of 102 percent and 53 percent, respectively, as compared to the same periods in 2016.  The growth is attributable to an increase in the number of software licenses, an increase in the volume of transaction processing services and an upswing in our professional services.

For the three month period ended June 30, 2017, the company recorded net income attributable to Intelligent Systems of $203,000 ($0.02 per basic and diluted share) compared to net loss attributable to Intelligent Systems of $217,000 ($0.02 per basic and diluted share) in the second quarter of 2016. The strong revenue growth for the quarter offset, to a lesser degree, by an increase in operating expenses primarily in R&D expenditures, resulted in significantly greater income from continuing operations for the second quarter of 2017 as compared to the same period last year.

For the year-to-date period ended June 30, 2017, the company recorded net loss  attributable to Intelligent Systems Corporation of $262,000  ($0.03 per basic and diluted share), compared to net loss attributable to Intelligent Systems of $1,155,000 ($0.13 per basic share and diluted share) in the six month period in 2016. The positive change between periods is due to both the revenue growth experienced for the year resulting in a lesser loss from operations year over year and less investment write-downs in 2017 as compared to 2016. Impacting the prior year-to-date period was a non-cash investment write-down charge of $750,000 included in the line item Other Income (Loss) to reduce the carrying value of an investment in a development stage technology company in which the company owned a minority equity stake.

“Revenue increases are usually a good thing and it certainly is in this case,” commented J. Leland Strange, CEO of Intelligent Systems.  “Profits (or less losses) are not always good if the business should be increasing investment in resources in anticipation of greater revenue in the future. At this point for CoreCard, we are constantly trying to balance these competing interests (make a profit or keep investing) amid the larger competitive landscape as well as anticipated new customer engagements. The bottom line from a business growth standpoint is things are good and look good going forward although the bottom line from a profit view will depend on other longer term tactical decisions.”

Investor Conference Call Today

The company is holding an investor conference call today, August 10, 2017, at 11 AM Eastern time.  Interested investors are invited to attend the conference call by dialing 855.766.6518 and entering conference ID code 64718354.  A transcript of the call will be posted on the company’s website at www.intelsys.com as soon as available after the call.

The company will file its Form 10-Q for the period ended June 30, 2017 with the Securities and Exchange Commission today, August 10, 2017. For additional information about reported results, investors will be able to access the Form 10-Q on the company’s website at www.intelsys.com or on the SEC site, www.sec.gov.

About Intelligent Systems Corporation

For over thirty-five years, Intelligent Systems Corporation [NYSE American:INS] has identified, created, operated and grown technology companies. The company’s principal continuing operations include CoreCard Software, Inc. (www.corecard.com) and its affiliate companies. CoreCard designs, develops, and markets a comprehensive suite of software solutions to corporations, financial institutions, retailers and processors to manage their credit and debit cards, prepaid cards, private label cards, fleet cards, loyalty programs, and accounts receivable and small loan transactions. CoreCard is a unique partner for FinTech innovators by providing them a comprehensive platform for their payment and processing solutions. CoreCard also offers prepaid and credit card processing services using its proprietary software solutions.   Further information is available on the company’s website at www.intelsys.com or by calling the company at 770.381.2900.

In addition to historical information, this news release may contain forward-looking statements relating to Intelligent Systems Corporation and its subsidiary and affiliated companies. These statements include all statements that are not statements of historical fact regarding the intent, belief or expectations of Intelligent Systems Corporation and its management with respect to, among other things, results of operations, product plans, and financial condition. The words "may," "will," "anticipate," "believe," "intend," "expect," "estimate," "plan," "strategy" and similar expressions are intended to identify forward-looking statements.  Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those contemplated by such forward-looking statements. The company does not undertake to update or revise any forward-looking statements whether as a result of new developments or otherwise, except as required by law. Among the factors that could cause actual results to differ materially from those indicated by such forward-looking statements are instability in the financial markets, delays in product development, undetected software errors, competitive pressures, changes in customers’ requirements or financial condition, market acceptance of products and services, and declines in general economic and financial market conditions, particularly those that cause businesses to delay or cancel purchase decisions.

Intelligent Systems Corporation
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenue
Products	$302	$149	$504	$378
Services	2,834	1,401	4,384	2,818
Total net revenue	3,136	1,550	4,888	3,196
Cost of revenue
Products	147	58	203	122
Services	1,199	719	2,046	1,367
Total cost of revenue	1,346	777	2,249	1,489
Expenses
Marketing	69	99	148	195
General and administrative	397	383	878	939
Research and development	1,042	611	1,829	1,256
Income (loss) from operations	282	(320)	(216)	(683)
Other income (loss)	(59)	21	(26)	(642)[a]
Income (loss) before Income taxes	223	(299)	(242)	(1,325)
Income taxes	20	(2)	20	(3)
Net income (loss)	203	(297)	(262)	(1,322)
Net loss attributable to noncontrolling interest	--	80	--	167
Net income (loss) attributable to Intelligent Systems Corporation	$203	$(217)	$(262)	$(1,155)
Earnings (loss) per share attributable to Intelligent Systems Corporation:
Basic	$0.02	$(0.02)	$(0.03)	$(0.13)
Diluted	$0.02	$(0.02)	$(0.03)	$(0.13)
Basic weighted average common shares outstanding	8,766,425	8,731,299	8,754,862	8,731,299
Diluted weighted average common shares outstanding	8,878,266	8,731,299	8,754,862	8,731,299

a. Includes write-down of $750,000 on carrying value of investment in an early stage technology company.

Intelligent Systems Corporation
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

As of	June 30, 2017	December 31, 2016
ASSETS	(unaudited)	(audited)
Current assets:
Cash	$15,917	$17,724
Marketable securities	436	418
Accounts receivable, net	1,677	1,329
Other current assets	930	1,160
Total current assets	18,960	20,631
Investments	1,150	1,272
Property and equipment, at cost less accumulated depreciation	609	700
Other long-term assets	69	101
Total assets	$20,788	$22,704

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$121	$301
Deferred revenue, current portion	936	1,474
Accrued payroll	538	515
Accrued expenses	74	43
Other current liabilities	345	1,338
Total current liabilities	2,014	3,671
Deferred revenue, net of current portion	54	85
Other long-term liabilities	18	18
Total Intelligent Systems Corporation stockholders’ equity	18,702	21,946
Noncontrolling interest	--	(3,016)
Total stockholders’ equity	18,702	18,930
Total liabilities and stockholders’ equity	$20,788	$22,704

For further information, call
Karen J. Reynolds, 770.564.5503
or email to karen@intelsys.com